                                                                    EXHIBIT 99.1

The following maps show the locations of National Coal's properties:

                              ALABAMA LOCATION MAP

HICKORY GROVE NORTH
L. MASSEY NORTH & WEST
POPLAR SPRINGS
L. MASSEY SOUTH
CRESENT VALLEY
CORRIDOR X
I65
I59
BIRMINGHAM
I459
I20
NATIONAL COAL BARGE LOADING FACILITY
DAVIS CREEK
I459
TUSCALOOSA
I59/I20
I65
0 3 6 9
MAP SCALE IN MILES
LEGEND:
DAVIS CREEK = MINE DESIGNATION
= PERMIT LOCATION
N
W
E
S
VICINITY MAP
NATIONAL COAL CORPORATION
NATIONAL COAL of ALABAMA, INC.
GENERAL LOCATION MAP